UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RESOURCE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

712 Fifth Avenue, 12th Floor, New York, NY	10019
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174739

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of the 8.25% Series B Cumulative Redeemable Preferred Stock, par value $.001 per share (liquidation preference $25.00 per share) (the “Series B Preferred Stock”), of Resource Capital Corp., a Maryland corporation (the “Registrant”). The description of the Series B Preferred Stock to be registered hereunder is set forth under the caption “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement dated September 25, 2012 (the “Prospectus Supplement”), and under the caption “Description of Common Stock and Preferred Stock” in the Registrant’s Base Prospectus dated June 21, 2011 (the “Base Prospectus”), which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-174739) filed with the Securities and Exchange Commission on June 6, 2011, which description is incorporated herein by reference. The Prospectus Supplement and accompanying Base Prospectus were filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, on September 27, 2012.

Item 2.	Exhibits.

Description

3.1	Restated Certificate of Incorporation of Resource Capital Corp. (1)

3.2	Amended and Restated Bylaws of Resource Capital Corp. (1)

3.3	Articles Supplementary designating the Series B Preferred Stock.

4.1	Specimen certificate evidencing Common Stock of Resource Capital Corp. (1)

4.2	Specimen certificate evidencing Series B Preferred Stock of Resource Capital Corp.

(1)	Filed previously as an exhibit to the Company’s registration statement on Form S-11, Registration No. 333-126517.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Resource Capital Corp.

	By:	/s/ Michael S. Yecies
Michael S. Yecies Chief Legal Officer and Secretary September 28, 2012